SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2007

Anaren, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-6620	16-0928561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employe Identification No.)

6635 Kirkville Road, East Syracuse, New York  13057

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 432-8909

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02(a). Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review

On August 28, 2007, Anaren, Inc. (the "the Company") announced via press release that it had completed its final review of the accounting errors resulting from control deficiencies found at its China subsidiary, as previously reported on July 2, 2007. As a result, the Company concluded that the accounting errors, which were caused by unapproved and undetected changes in procedures over accounting for the reconciliation of inventory and recording of vendor payables for materials received, but not yet invoiced at the China subsidiary, resulted in an overstatement of the Company’s pretax income for both the six months and second quarter ended December 31, 2006, and for the nine months and third quarter ended March 31, 2007 of fiscal year 2007. The total overstatement of pretax income was initially estimated to be in the range of $800,000 to $900,000. After completion of its final review, the Company has determined that the cumulative overstatement of pretax income due to the China accounting errors for the nine months ended March 31, 2007 was $876,000. Additionally, in connection with the year end annual audit, the Company has identified and made corrections to errors in stock based compensation and pension expense and, as part of the Company’s adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 108, the Company has identified errors with their warranty expense and allowance for sale returns. There errors resulted in overstatement of pretax income of $38,000 for the first nine months of fiscal 2007. Including these adjustments, the total decrease in pretax income to correct the nine months ended March 31, 2007 was $914,000. Of this amount, $238,000 represents an overstatement of pretax income in the second quarter and first six months of fiscal 2007 and $676,000 relates to the third quarter ended March 31, 2007.

Management, after consultation with the Company’s audit committee, concluded that the overstatement is material to both the second and third quarters of fiscal 2007. Therefore, the Company is restating the previously filed financial statements for the fiscal 2007 second quarter ended December 31, 2006 and the third quarter ended March 31, 2007 to correct these errors, and as previously reported on July 2, 2007, these financial statements should no longer be relied upon. Management of the Company initially reached this conclusion on June 27, 2007, and has discussed this matter with the Company's audit committee and the Company’s independent registered public accounting firm, KPMG LLP, as previously reported on July 2, 2007.

The Company further announced that management has determined that its disclosure controls and procedures were not effective in the second and third quarters of fiscal year 2007 due to a material weakness in internal control. Accordingly, management’s report on Controls and Procedures included in the Company’s Quarterly Reports on Form 10-Q for the periods ending December 31, 2006 and March 31, 2007 should no longer be relied upon.

As soon as practicable, the Company intends to file any required amendments to its filings with the Securities and Exchange Commission. The full text of the Company's press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Anaren, Inc. dated August 28, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: August 28, 2007

ANAREN, INC.

	By:	/s/ Lawrence A. Sala
	Name:	Lawrence A. Sala
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Anaren, Inc. dated August 28, 2007

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